UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2009

SYNCHRONOSS TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52049	06-1594540
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

750 Route 202 South, Suite 600, Bridgewater, New Jersey		08807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(866) 620-3940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 5, 2009, Synchronoss Technologies, Inc. (the "Company") issued a press release relating to its results of operations and financial condition for the quarter and year ended December 31, 2008. The Company's GAAP and non-GAAP financial results for the fourth quarter and the GAAP financial results for the full year ended December 31, 2008 were correctly reported in the press release. However, the fair value of stock-based compensation, net of tax for the year ended December 31, 2008, should have been reported in the press release as $4,061,000, instead of $6,947,000. This caused the Company's non-GAAP net income for the year ended December 31, 2008 to be reported as $18,827,000 instead of $15,941,000, and the Company's non-GAAP net income per share for the year ended December 31, 2008 to be reported as $0.58 instead of $0.50. A corrected version of the reconciliation of GAAP to non-GAAP financial measures included with the press release is attached as an exhibit to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

February 9, 2009	By:	Stephen G. Waldis

Name: Stephen G. Waldis
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Reconciliation of GAAP Non-GAAP Finacial Measures